Exhibit 5.1

Joe Laxague Partner jlaxague@cronelawgroup.com 1 East Liberty, Suite 600, Reno, NV 89501 420 Lexington Avenue, Suite 2446, New York, NY 10170 NV Office: 775.234.5221 www.cronelawgroup.com

October 22, 2024

Inspire Veterinary Parners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

Ladies and Gentlemen:

We have acted as counsel for Inspire Veterinary Partners, Inc., a Nevada corporation (the "Company"), in connection with the offering by the Company of 1,800,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”) and pre-funded warrants (the “Pre-funded Warrants”) to purchase 8,200,000 shares of Class A Common Stock of the Company (the “Pre-funded Warrant Shares”), at a public offering price of $0.25 per Share or Pre-funded Warrant, pursuant to a Registration Statement on Form S-3 (File No. 333-282355), which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2024, under the Securities Act of 1933, as amended (the “Act”) and declared effective on October 11, 2024, the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated October 22, 2024, filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act (together with the Base Prospectus, the “Prospectus.”)

As described in the Registration Statement and the Prospectus, the Shares and the Pre-funded Warrants are to be sold by the Company pursuant to Securities Purchase Agreements entered into by and between the Company and the purchasers named therein.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, including the Prospectus incorporated therein; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books (e) the Securities Purchase Agreements; and (f) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that:

a. The Shares have been duly and validly authorized, and when issued, delivered, and paid for in accordance with the terms of the Securities Purchase Agreements, such Shares will be validly issued, fully paid and non-assessable shares of Class A Common Stock in the Company;

b. The Pre-Funded Warrants have been duly and validly authorized, and when issued, delivered, and paid for in accordance with the terms of the Securities Purchase Agreements, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

c. The Pre-Funded Warrant Shares, when issued upon exercise of the Pre-Funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Class A Common Stock in the Company.

Our opinions set forth in the paragraph above related to the Pre-Funded Warrants are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, dated October 22, 2024, which is incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Sincerely,

The Crone Law Group P.C.

/s/ The Crone Law Group P.C.